Exhibit 99.2

CH2M HILL Companies, Ltd.
6060 South Willow Drive
Greenwood Village, CO 80111

June 26, 2002

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

Pursuant to Securities and Exchange Commission Release Nos. 33-8070; 34-45590; 35-27503; 39-2395; IA-2018; IC-25464; FR-62; File No. S7-03-02, this letter is to confirm that CH2M HILL Companies, Ltd. has received assurance from its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), that Arthur Andersen's audit of our financial statements as of December 31, 2001 and for the year then ended (the "Audit") was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the Audit and availability of national office consultation.

Sincerely,

CH2M HILL Companies, Ltd.

/s/ Samuel H. Iapalucci

Samuel H. Iapalucci
Chief Financial Officer